                                 EXHIBIT 99.4

                               ATRION CORPORATION
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               DECEMBER 31, 1997
                                  (UNAUDITED)



                                                          ATRION           CVS            PRO FORMA          PRO FORMA
                                                        CORPORATION      DIVISION        ADJUSTMENTS         COMBINED
                                                       ----------------------------------------------------------------
                                                                                (in thousands)
Assets:
Current assets:
    Cash and cash equivalents                          $   32,172        $    - -        $  (23,961) (1)     $    8,211
    Accounts receivable, net                                2,897           2,481                                 5,378
    Inventories                                             3,960           5,209                                 9,169
    Prepaid expenses                                          337             132                                   469
                                                       --------------------------------------------------    ----------
                                                           39,366           7,822           (23,961)             23,227
                                                       --------------------------------------------------    ----------

Property, plant and equipment, net                         13,142           3,634             1,066 (1)          17,842
                                                       --------------------------------------------------    ----------

Other assets and deferred charges:
    Patents, net of accumulated amortization                  908             874             2,126 (1)           3,908
    Goodwill, net of accumulated amortization               4,862             785             7,938 (1)          13,585
    Other                                                   2,664             392                                 3,056
                                                       --------------------------------------------------    ----------
                                                            8,434           2,051            10,064              20,549
                                                       --------------------------------------------------    ----------

                                                       $   60,942        $ 13,507       $   (12,831)         $   61,618
                                                       ==================================================    ==========

Liabilities and stockholders' equity:

Current liabilities:
    Current maturities of long-term debt               $      453        $     --                            $      453
    Accounts payable and accrued liabilities                5,042             676                                 5,718
    Accrued income and other taxes                            278                                                   278
                                                       --------------------------------------------------    ----------
                                                            5,773             676                --               6,449
                                                       --------------------------------------------------    ----------

Long-term debt, less current maturities                       203                                                   203
                                                       --------------------------------------------------    ----------

Other liabilities and deferred credits:
    Accumulated deferred income taxes                       3,948                                                 3,948
    Other                                                   1,032                                                 1,032
                                                       --------------------------------------------------    ----------
                                                            4,980              --                --               4,980
                                                       --------------------------------------------------    ----------

Stockholders' equity:
    Common stock, par value $0.10 per share                   342                                                   342
    Paid-in capital                                         6,395                                                 6,395
    Retained earnings                                      44,681                                                44,681
    Net assets of CVS operations                                           12,831           (12,831) (1)             --
    Treasury shares                                        (1,432)                                               (1,432)
                                                       --------------------------------------------------    ----------
                                                           49,986          12,831           (12,831)             49,986
                                                       --------------------------------------------------    ----------

                                                       $   60,942        $ 13,507       $   (12,831)         $   61,618
                                                       ==================================================    ==========



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


                               ATRION CORPORATION
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)



                                                           ATRION          CVS            PRO FORMA          PRO FORMA
                                                        CORPORATION      DIVISION        ADJUSTMENTS         COMBINED
                                                        ---------------------------------------------------------------
                                                                    (in thousands, except per share amounts)

Revenues                                                $   30,277       $  14,306                           $   44,583
Cost of goods sold                                          20,755           7,805               13 (2)
                                                                                                 53 (3)
                                                                                                137 (6)          28,763
                                                        ------------------------------ -----------------     ----------
       Gross profit (loss)                                   9,522           6,501             (203)             15,820

Operating expenses:
    General and administrative                               5,552           1,976              304  (2)
                                                                                                 81  (3)
                                                                                               (420) (4)          7,493
    Selling                                                  2,413           2,888                                5,301
    Research and development                                 1,147           1,303                                2,450
    Impairment loss                                          4,797                                                4,797
                                                        ------------------------------------------------     ----------
                                                            13,909           6,167              (35)             20,041
                                                        ------------------------------------------------     ----------

         (Loss) earnings from operations                    (4,387)            334             (168)             (4,221)
                                                        ------------------------------------------------     ----------

Other income (expense):
    Interest income (expense), net                             818            (443)          (1,384) (5)
                                                                                                197  (6)
                                                                                                245  (7)           (567)
    Other income, net                                          241                                                  241
                                                        ------------------------------------------------     ----------

         Loss from continuing operations
           before benefit for income taxes                  (3,328)           (109)          (1,110)             (4,547)

Income tax benefit                                           1,283                              470 (8)           1,753
                                                        ------------------------------------------------     ----------

Loss from continuing operations                         $   (2,045)      $    (109)     $      (640)         $   (2,794)
                                                        ================================================     ==========

Loss from continuing operations per basic
  and diluted share                                     $    (0.63)                                          $    (0.87)
                                                        ==========                                           ==========

Weighted average basic and diluted
  shares outstanding                                         3,224                                                3,224
                                                        ==========                                           ==========



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


                               ATRION CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS


NOTE A  BASIS OF PRESENTATION

On January 30, 1998, Atrion Corporation (the "Company"), through its wholly owned Texas subsidiary, QMI Medical, Inc. (formerly known as "QMI Acquisition Corp.") ("QMI"), acquired certain net assets of Quest Medical, Inc. ("Quest"), pursuant to the terms of an Asset Purchase Agreement, dated as of December 29, 1997, among the Company, QMI and Quest.

The net assets acquired from Quest are those that were used in its cardiovascular and intravenous fluid delivery business (the "Division"). The purchase price for the assets was based on an unaudited balance sheet of the Division. The Company paid $23,685,045 of cash from the Company's general corporate funds. The purchase price is subject to a postclosing adjustment based on an increase or decrease in assets and liabilities reflected on a closing date balance sheet to be prepared within 90 days following January 30, 1998. The acquisition has been accounted for using the purchase method of accounting.

The unaudited pro forma condensed combined balance sheet as of December 31, 1997 has been prepared as if the acquisition of the Division had occurred on that date. This balance sheet combines the balance sheet of the Company and the Division's assets and liabilities at December 31, 1997.

The pro forma condensed combined statement of income for the year ended December 31, 1997 has been prepared as if the acquisition of the Division had occurred at the beginning of the period presented. The pro forma condensed combined statement of income for the year ended December 31, 1997 combines the statement of income of the Company and the statement of income of the Division for the twelve months ended December 31, 1997.

The pro forma condensed combined balance sheet shows, among other things, an increase in total assets of approximately $676,000 and no change in stockholders' equity as a result of the acquisition. The pro forma condensed combined statement of income shows, among other things, a decrease in loss from operations of approximately $166,000, an increase in loss from continuing operations of approximately $749,000 and an increase in loss from continuing operations per basic and diluted share of $.24 as a result of the acquisition.

The pro forma results reflected herein are not necessarily indicative of the results that would have occurred if the transaction described herein had occurred as of the periods indicated above.



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


                               ATRION CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE B  PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of income reflect the following adjustments:

         (1) Record the purchase of certain net assets of the Division for $23,685,045 in cash and to record acquisition-related expenses of $276,445 and the adjustment of other asset balances resulting from the allocation of the preliminary purchase price. The preliminary purchase price allocation is subject to change when additional information concerning asset and liability valuations is obtained. Therefore, the final allocation may differ from the preliminary amounts recorded.

         (2) Adjust amortization expense for Division intangible assets. Goodwill is being amortized over 25 years on a straight line basis while patents are being amortized over the remaining lives of the individual patents on a straight line basis. The preliminary purchase price allocation is subject to change when additional information concerning asset and liability valuations is obtained. Therefore, the goodwill amortization may differ from the preliminary amounts recorded.

         (3) Adjust depreciation expense for Division fixed assets purchased which were revalued at acquisition.

         (4) Eliminate certain general and administrative expenses allocated to the Division from Quest which will no longer be incurred.

         (5) Adjust interest income (expense) for borrowings that would have been utilized to purchase the Division at an average interest rate of approximately 6.5 percent for the first five months of 1997 and to reflect decreased interest income at an average interest rate on investment of 5.60 percent for the final seven months of the year based on a reduction in cash available for investment due to the purchase of the Division.

         (6) Adjust certain expenses as a result of the Division's facility being leased from Quest.

         (7) Eliminate allocated interest expense for corporate borrowings from Quest which will no longer be incurred.

         (8)      Adjust income tax benefit at a rate of 38.6 percent.



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